                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                          First Consulting Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LOGO]

                                  May 15, 2000

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of First Consulting Group, Inc. to be held at The Hyatt Regency Hotel, Shoreline Room, 200 So. Pine Avenue, Long Beach, California 90802 on Monday, June 19, 2000 at 10:00 a.m. local time.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED WITH THIS PROXY STATEMENT SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

                                   Sincerely,

                                   /s/ Luther J. Nussbaum

                                   Luther J. Nussbaum
                                   CHIEF EXECUTIVE OFFICER AND
                                   CHAIRMAN OF THE BOARD OF DIRECTORS

                                    [LOGO]



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 19, 2000

TO THE STOCKHOLDERS OF FIRST CONSULTING GROUP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Consulting Group, Inc., a Delaware corporation ("FCG" or the "Company"), will be held on June 19, 2000 at 10:00 a.m. local time at the Hyatt Regency Hotel, Shoreline Room, 200 So. Pine Avenue, Long Beach, California 90802 for the following purposes:

1. To elect four directors to hold office until the 2003 Annual Meeting of Stockholders.

2. To approve FCG's 2000 Associate Stock Purchase Plan and the issuance of up to 500,000 shares of FCG common stock under such Plan.

3. To approve amendment of FCG's 1997 Equity Incentive Plan to increase the number of shares of FCG common stock reserved for issuance under that Plan by 1,000,000 shares, from 3,500,000 shares to 4,500,000 shares.

4. To ratify the selection of Grant Thornton LLP as independent auditors of FCG for its fiscal year ending December 31, 2000.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on April 26, 2000 are entitled to notice of, and to vote at, this Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Company's Annual Meeting in person. Whether or not you expect to attend, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                By Order of the Board of Directors

                                /s/ Robert R. Holmen

                                Robert R. Holmen
                                SECRETARY

Long Beach, California
May 15, 2000

                                    [LOGO]


                       PROXY STATEMENT FOR ANNUAL MEETING
                           OF STOCKHOLDERS TO BE HELD
                                ON JUNE 19, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL. The enclosed proxy is solicited on behalf of the Board of Directors of First Consulting Group, Inc., a Delaware corporation ("FCG" or the "Company"), for use at the Annual Meeting of Stockholders to be held on June 19, 2000 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Hyatt Regency Hotel, Shoreline Room, 200 So. Pine Avenue, Long Beach, California 90802. The Company intends to mail this proxy statement and accompanying proxy card on or about May 15, 2000 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES. Only holders of record of FCG common stock at the close of business on April 26, 2000 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 26, 2000, the Company had outstanding and entitled to vote 24,164,674 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Both abstentions and broker non-votes will count towards establishing a quorum.

Directors will be elected by a plurality of the votes cast in person or by proxy; neither abstentions nor broker non-votes will be counted for any purpose in election of the directors. All other matters must be approved by affirmative vote of the majority of the votes cast. For such matters, abstentions will have the same effect as negative votes, while broker non-votes will not be counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 111 W. Ocean Boulevard, 4th Floor, Long Beach, California 90802, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS. The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "Commission") is February 20, 2001. Nominations for director and stockholder proposals that will be brought before the meeting but will not be included in the proxy statement and proxy must be delivered to or mailed and received at the principal executive offices of FCG between March 19, 2001 and April 18, 2001. If public announcement of the date of the Company's 2001 Annual Meeting of FCG stockholders is first made by FCG fewer than seventy days prior to the date of such annual meeting, nominations for Director and stockholder proposals that will be brought before the meeting but will not be included in the proxy statement and proxy must be delivered or received no later than the close of business on the tenth day following the day on which public announcement is first made by FCG.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

The Board of Directors is presently composed of ten members. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

NOMINEES FOR ELECTION FOR A THREE YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

There are four directors in the class whose term of office expires in 2000. The following candidates have been nominated by the Board of Directors to stand for election at this Annual Meeting. Each candidate is currently a director of the Company. If elected, these candidates will serve three year terms expiring at the Company's 2003 Annual Meeting of Stockholders, or until their earlier death, resignation or removal.

DONALD R. CALDWELL, age 53, has served FCG as a director since December 1998. Mr. Caldwell is founder and Chairman and Chief Executive Officer of Cross Atlantic Capital Partners, a management company of a family of venture capital funds. Previously, he had been President and Chief Operating Officer of Safeguard Scientifics, Inc., beginning in February 1996, and Executive Vice President beginning in December 1993. Prior to that time, Mr. Caldwell was President of Valley Forge Capital Group, Ltd., a business mergers and acquisition advisory firm that he founded, from April 1991 to December 1993 and an executive officer of a predecessor company of Cambridge Technology Partners (Massachusetts), Inc., a provider of information technology consulting and software development, from December 1989 to March 1991. Mr. Caldwell's prior positions included serving as a partner in the national office of Arthur Young & Co. (a predecessor to Ernst & Young, LLP). Mr. Caldwell is a director of Diamond Technology Partners Consulting, Inc., Quaker Chemical Corporation and Drexel University, as well as two privately-held companies.

STANLEY R. NELSON, age 73, has served FCG as a director since April 1997. From 1993 to August 1997, Mr. Nelson was President of the Center for Clinical Integration, Inc., the predecessor of the Scottsdale Institute, formerly a subsidiary of FCG. Since 1988, Mr. Nelson has been an independent healthcare consultant to various organizations. Prior to 1988, Mr. Nelson served as the President and Chief Executive Officer of the Henry Ford Healthcare Corp. in Detroit, Michigan and, prior to that, the Abbott-Northwestern Hospital in Minneapolis, Minnesota. Mr. Nelson currently serves as a director of the Scottsdale Institute. Mr. Nelson received a BS and an MHA from the University of Minnesota.

LUTHER J. NUSSBAUM, age 53, has served FCG as a director since November 1997 and as Chairman of the Board since April 1999. Mr. Nussbaum has served as FCG's Chief Executive Officer since October 1998 after joining FCG as Executive Vice President, Worldwide Practice Support in April 1995. Prior to joining FCG, Mr. Nussbaum was the President of Nussbaum & Associates, a strategic and information consulting firm, from 1993 to 1995. From 1989 to 1993, he served as President and Chief Executive Officer of Evernet Systems, Inc., a national network systems integration company. From 1986 to 1989, Mr. Nussbaum was the President and Chief Operating Officer of Ashton-Tate Corp., a microcomputer software development company. Mr. Nussbaum serves as a director of two private entrepreneurial companies and is a director-elect of Emergent Information Technologies, Inc. He received a BA from Rhodes College and an MBA from Stanford University.

JACK O. VANCE, age 75, has served FCG as a director since April 1997. Mr. Vance is the Managing Director of Management Research, Inc., a management consulting firm. From 1973 to 1989, Mr. Vance was the Managing Partner of the Los Angeles office of McKinsey & Company and served on the Executive Committee of that firm's Board of Directors from 1962 to 1989. Mr. Vance serves as a director of International Rectifier Corporation, a supplier of power semiconductor components; the Gabelli Mathers Fund, a mutual fund; Semtech Corporation, a manufacturer of analog semiconductor products; and several private companies. Mr. Vance received a BS from the University of Louisville, an MBA from the Wharton School of the University of Pennsylvania, and a Ph.D. from Southwest University.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS

The following four directors are currently serving three year terms expiring at the Company's 2001 Annual Meeting of Stockholders, or until their earlier death, resignation or removal.

STEVEN LAZARUS, age 68, has served FCG as a director since April 1997. Mr. Lazarus has served as a senior principal of various venture capital funds associated with ARCH Venture since 1986, including President and Chief Executive Officer of ARCH Development Corporation and Managing Director of ARCH Venture Partners. From 1986 to 1994, Mr. Lazarus was the Associate Dean of the Graduate School of Business at the University of Chicago. He currently serves as a director of Amgen Inc., a biotechnology company; Primark Corporation, an information services company; and New Era of Networks, Inc., which develops packaged solutions for application integration. Mr. Lazarus received a BA from Dartmouth College and an MBA from the Harvard University Graduate School of Business.

DAVID S. LIPSON, age 56, has served FCG as a director since December 1998. Mr. Lipson co-founded Integrated Systems Consulting Group (ISCG) in 1988 and was Chairman of the ISCG Board of Directors and ISCG's Chief Executive Officer, President and Treasurer from its inception until its merger with FCG in December 1998. Mr. Lipson joined FCG at that time, and retired from service as an employee of FCG in June 1999. He has more than 30 years of industry experience in executive management and sales and marketing. His previous employers include IBM, Control Data Corporation, Dun & Bradstreet Computer Services, SunGuard Data Systems, Inc., and Digital Equipment Corporation. Mr. Lipson currently serves as a director of Prescient Systems, United Messaging, Inc., Craftopia.com, GroupSystems.com, K Consulting, Inc., and Cross Atlantic Capital Partners.

SCOTT S. PARKER, age 65, has served FCG as a director since November 1997. Mr. Parker is President Emeritus of Intermountain Health Care where he served as President and Chief Executive Officer from its formation in 1975 until his retirement in 1998. Mr. Parker serves as a director for First Security Corporation, a regional bank; Questar Corporation, a natural gas and energy holding company; and Bonneville International, a radio and television corporation. He also serves as a trustee for Intermountain Health Care, Sutter Health Care and Ascension Health, all integrated health care systems. He has served as Chairman of the American Hospital Association and as President of the International Hospital Federation. Mr. Parker received a BA from the University of Utah and an MHA from the University of Minnesota.

FATIMA REEP, age 50, has served FCG as a director since July 1999, when she was appointed to the seat occupied by her late husband, James A. Reep, FCG's co-founder and former Chairman of the Board. Ms. Reep is owner and President of First Ticket Travel, a travel agency in Los Alamitos, California. Ms. Reep has served on the boards of a number of civic associations, including the Los Alamitos Chamber of Commerce. Ms. Reep received a BA from Croydon College in London.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS

The following two directors are currently serving three year terms expiring at the Company's 2002 Annual Meeting of Stockholders, or until their earlier death, resignation or removal.

STEVEN HECK, age 51, has served FCG as a director since April 1997. Mr. Heck served FCG from May 1987 to December 1989 as Vice President, Midwest Region. From 1990 to 1991, Mr. Heck served as Chief Information Officer of Evangelical Health Systems. After rejoining the company in April 1991, Mr. Heck served FCG as Vice President, Practice. He became Executive Vice President, Practice in April 1995, and FCG President in October 1998. Prior to joining FCG, Mr. Heck was the Managing Partner of the Great Lakes Health Care Practice at Price Waterhouse LLP from 1985 to 1987.

STEPHEN E. OLSON, age 58, has served FCG as a director since April 1997. Mr. Olson is Chairman of the Board of The Olson Company, a developer of landmark residential communities within urban environments. In addition to The Olson Company, Mr. Olson is a member of the Board of Directors of Flowline, Inc., Collectech Systems, Inc., "C" Enterprises, Kings Seafood, Pepperdine University Board, and Pepperdine School of Public Policy. Mr. Olson received a BA from the University of Redlands and an MBA from Pepperdine University, and did post-graduate work towards a Doctorate degree in Finance at the Claremont Graduate School.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 31, 1999, the Board of Directors held six meetings and acted by unanimous written consent on two additional occasions. The Board has an Audit Committee, a Nominating Committee and a Compensation Committee.

AUDIT COMMITTEE. The Audit Committee performs the following functions: it meets with the Company's independent auditors to review the results of the annual audit and discuss the financial statements; it recommends to the Board whether the independent auditors should be retained; it receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls; and considers matters that present conflicts of interest or risks to the Company. Currently, the Audit Committee is composed of three non-employee directors: Messrs. Lazarus (Chairman), Caldwell and Parker. The Audit Committee met once during 1999.

COMPENSATION COMMITTEE. The Compensation Committee considers and approves the Company's compensation policies, evaluates the performance and determines the compensation of executive officers and performs such other functions regarding compensation as the Board may delegate. Currently, the Compensation Committee is composed of three non-employee directors: Messrs. Vance (Chairman) and Olson, and Ms. Reep. The Compensation Committee met three times during 1999 and acted three times by unanimous written consent.

NOMINATING COMMITTEE. The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board. Currently, the Nominating Committee is composed of four non-employee directors: Messrs. Olson (Chairman), Nelson, Vance and Lazarus. The Nominating Committee met informally during 1999.

During the fiscal year ended December 31, 1999, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the Committees on which he or she served, held during the period for which he or she was a director or Committee member, respectively, except for Mr. Parker, who was unable to attend two Board meetings and one Audit Committee meeting.

                                   PROPOSAL 2
              APPROVAL OF FCG'S 2000 ASSOCIATE STOCK PURCHASE PLAN

In October 1999, the Company's Board of Directors adopted the 2000 Associate Stock Purchase Plan (the "Stock Purchase Plan"), authorizing the issuance of up to 500,000 shares of the Company's common stock pursuant to purchase rights (each, an "Offering") granted to employees of the Company. Under this Proposal 2, the stockholders are requested to approve the adoption of the Stock Purchase Plan and issuance of up to 500,000 shares of FCG common stock under the Stock Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the adoption of the Stock Purchase Plan and issuance of shares under that Plan.

Unless otherwise indicated, the following summary of the principal provisions of the Stock Purchase Plan assumes the approval of this Proposal No. 2. This summary is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which is attached to this proxy statement as APPENDIX A.

PURPOSE OF THE STOCK PURCHASE PLAN. The Stock Purchase Plan was adopted by the Board to provide a means by which employees of the Company are given an opportunity to purchase stock in the Company, to assist in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION. The Board administers the Stock Purchase Plan. The Board has the power to construe and interpret the Stock Purchase Plan and, subject to the provisions of the Stock Purchase Plan, to determine when and how rights to purchase common stock will be granted and the provisions of each offering of such rights. The Board is authorized to delegate administration of the Stock Purchase Plan to a committee composed of not less than two members of the Board and has delegated administration of the Stock Purchase Plan to the Compensation Committee. The Compensation Committee currently consists of Jack Vance (Chairman), Stephen Olson and Fatima Reep, all of whom are "disinterested persons" as that term is defined under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" as that term is defined pursuant to Section 162(m) of the Code. References in this discussion to the "Board" refer both to the Board and the Compensation Committee.

OFFERINGS. The Stock Purchase Plan is implemented by Offerings to all eligible employees from time to time by the Board. Generally, each Offering is of 24 months' duration (the "Offering Period"). The initial Offering commenced January 1, 2000, and will be completed December 31, 2002.

ELIGIBILITY AND PARTICIPATION. Any person employed by the Company for at least 20 hours per week and at least five (5) months per calendar year is eligible to participate in Offerings under the Stock Purchase Plan unless otherwise determined by the Board. The Board may provide that, if an employee becomes eligible to participate in the Stock Purchase Plan during the course of an Offering, the employee may enroll in that Offering on the next January 1 or July 1 during such Offering, which right shall thereafter be deemed to be a part of such Offering. Such right shall have the same characteristics as any rights originally granted under the Offering except that (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right; and (ii) the Offering for such right shall begin on its Offering Date and end coincident with the ongoing Offering.

Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Stock Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him or her to buy more than $10,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase Stock Purchase Plans of the Company in any calendar year. Eligible employees become participants in the Stock Purchase Plan by delivering to the Company, prior to the date or dates selected by the Board as the offering date (each, an "Offering Date") for the Offering, an agreement authorizing payroll deductions of up to 10% of such employee's earnings during the Offering Period.

PURCHASE OF STOCK. By agreeing to participate in the Stock Purchase Plan, the employee is entitled to purchase shares under the Stock Purchase Plan. In connection with Offerings made under the Stock Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares that may be purchased pursuant to such Offering by all participants. If the participants elect to purchase an aggregate number of shares in the Offering in excess of the maximum aggregate number established by the Board, the Board will make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically on each Purchase Date at the applicable price. See "Withdrawal" below. Notwithstanding the foregoing, no stock will be purchased under the Stock Purchase Plan unless shares issuable under the Stock Purchase Plan are covered by an effective registration statement under the Securities Act of 1933.

The purchase price of the common stock under the Offering is the lesser of eighty-five percent (85%) of the fair market value of the common stock on the Offering Date or eighty-five percent (85%) of the fair market value of the common stock on the Purchase Date. Notwithstanding the foregoing, for the Offering that commences on January 1, 2000, the purchase price of the common stock under the Offering shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the common stock on the date on which the stockholders of the Company approve the adoption of the Stock Purchase Plan, or (ii) eighty-five percent (85%) of the fair market value of the common stock on the Purchase Date.

All payroll deductions made for a participant are credited to his or her account under the Stock Purchase Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

WITHDRAWAL AND TERMINATION OF EMPLOYMENT. While each participant in the Stock Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given Offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Stock Purchase Plan. Such withdrawal may be elected at any time other than the 10 days immediately preceding a Purchase Date. Following any withdrawal from an Offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, and such employee's participation in the Offering will be automatically terminated. The employee is not entitled to again participate in such Offering. An employee's withdrawal from an Offering will not have any effect upon such employee's eligibility to participate in subsequent Offerings under the Stock Purchase Plan. Rights granted pursuant to any Offering under the Stock Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions at that time, without interest.

DURATION, AMENDMENT AND TERMINATION. The Board may suspend or terminate the Stock Purchase Plan at any time. Unless terminated earlier, the Stock Purchase Plan will terminate on December 31, 2009. The Board may amend the Stock Purchase Plan at any time. Any amendment of the Stock Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation in the Stock Purchase Plan; (ii) increase the number of shares reserved for rights under such Stock Purchase Plan; or (iii) modify any other provision of the Stock Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Stock Purchase Plan, if such approval is required in order to comply with requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rights granted before amendment or termination of the Stock Purchase Plan will not be altered or impaired by any amendment or termination of the Stock Purchase Plan without consent of the person to whom such rights were granted.

ADJUSTMENT PROVISIONS. If there is any change in the stock subject to the Stock Purchase Plan or subject to any rights granted under the Stock Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, change in corporate structure or otherwise), the Stock Purchase Plan and outstanding rights will be appropriately adjusted as to the class and the maximum number of shares subject to the Stock Purchase Plan and the class, number of shares and price per share of stock subject to such outstanding rights. In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, (i) any successor corporation may assume such outstanding rights or substitute similar rights for those outstanding under the Stock Purchase Plan, (ii) such rights may continue in full force and effect or (iii) participants' accumulated payroll deductions may be used to purchase common stock immediately prior to the transaction described above and the participant's rights under the ongoing Offering terminated.

FEDERAL INCOME TAX PROVISIONS. Participation in the Stock Purchase Plan is intended to qualify for the favorable federal tax treatment accorded employee stock purchase plans under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under these provisions, a participant will be taxed on amounts withheld as if actually received, with the amounts subject to withholding for Federal and state income taxes, local taxes and employment taxes. When a participant purchases shares of stock under the Stock Purchase Plan, the participant may be subject to employment taxes (e.g. Social Security and Medicare) at that time; otherwise, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the period that the employee holds the shares.

If the stock is disposed of at least two years after the beginning of the Offering Period and at least one year after the stock is transferred to the participant, the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the price paid for the stock or (ii) the excess of the fair market value of the stock as of the beginning of the Offering Period over the purchase price (determined as of the beginning of the Offering Period) will be treated as ordinary income. Any further gain or any loss will be taxed as a short-term or long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income. If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term, mid-term or long-term depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Stock Purchase Plan. The Company is entitled to a deduction to the extent such amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

RESTRICTIONS ON TRANSFER. Participation in the Stock Purchase Plan is voluntary; no benefits under the Stock Purchase Plan are allocated specifically to any employee. Rights granted under the Stock Purchase Plan are not transferable other than by will or the laws of descent and distribution, or by a beneficiary designation, and may be exercised only by the person to whom such rights are granted.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 2

                                 PROPOSAL NO. 3
             APPROVAL OF AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN

In August 1997, the Board adopted, and the stockholders subsequently approved, FCG's 1997 Equity Incentive Plan (the "Equity Incentive Plan"). An aggregate of 3,500,000 shares of common stock have been reserved for issuance under the Equity Incentive Plan. As of March 31, 2000, 100,640 shares of common stock had been issued upon the exercise of options granted under the Equity Incentive Plan, and options to purchase 2,834,550 shares of common stock at a weighted average exercise price of $11.56 per share were outstanding. As of March 31, 2000, only 564,810 shares remained available for issuance on exercise of future grants under the Equity Incentive Plan.

FCG stockholders are being asked to approve an amendment to FCG's Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the Plan by 1,000,000 shares, from 3,500,000 shares to

4,500,000 shares. The Board approved the proposed amendment described above on April 26, 2000, to be effective upon approval by the Company's stockholders. Approval of the amendment of the Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Providing stock option grants under the Equity Incentive Plan is an important element in the overall success of the Company. The Board believes that equity-based incentives align the interests of the Company's management and employees with those of the Company's stockholders. Providing stock option grants and other equity incentives under the Equity Incentive Plan is important in attracting and retaining the most qualified candidates. The Board believes that the Company's ability to recruit and retain personnel with strong information technology, healthcare and consulting expertise is critical to the Company's overall success. Given the intense competition for such personnel, the Board believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, is particularly important in attracting and retaining qualified candidates.

The Board also believes that providing stock option grants under the Equity Incentive Plan is an important element in the successful integration of businesses acquired by FCG. The Company's strategy includes acquiring complementary businesses, technology and service offerings. In order to successfully integrate such businesses, technology and service offerings, the Company may be required to offer equity incentives under the Equity Incentive Plan to new employees and officers.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 3

The essential features of the Equity Incentive Plan are outlined below. Unless otherwise indicated, the following summary of the principal provisions of the Equity Incentive Plan assumes the approval of this Proposal No. 3. This summary is qualified in its entirety by reference to the full text of the Equity Incentive Plan, a copy of which is attached to this proxy statement as APPENDIX B.

GENERAL. The Equity Incentive Plan was adopted by the Board on August 22, 1997, and was approved by the Company's stockholders on January 15, 1998, with respect to 1,600,000 shares. On December 15, 1998, the Board approved an amendment to the Equity Incentive Plan to increase the number of shares available under the Plan from 1,600,000 share to 3,500,000 shares, which amendment was approved by the Company's stockholders on February 26, 1999.

The Company adopted the Equity Incentive Plan in order to provide qualified employees, directors and consultants with an opportunity to share in the Company's growth and to purchase the Company's common stock. The Equity Incentive Plan also assists the Company in obtaining qualified employees, directors and consultants and in building a satisfying long-term relationship with existing employees, directors and consultants through recognition of their contributions to the Company.

The Committee believes that all employees, directors and consultants should be compensated based on their contribution to the Company and to building sustainable long-term value for the Company's stockholders. In determining specific compensation programs, the Committee considers individual and group performance, including successful achievement of business, management and research objectives, maintenance of strong relationships with the Company's clients, new business generation and teamwork. The Committee strives to design compensation programs that will tie individual rewards to the Company's success and align interests between officers and stockholders of the Company. The Committee also strives to design compensation programs that help retain its officers and encourage personal and professional development and growth.

The Equity Incentive Plan provides for the grant of both incentive and nonstatutory (non-qualified) stock options. Incentive stock options granted under the Equity Incentive Plan are intended to be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Equity Incentive Plan are intended by the Company not to qualify as incentive stock options under the Code. In addition, the Equity Incentive Plan permits the granting of stock appreciation rights ("SARs") appurtenant to or independent of options, as well as stock bonuses and rights to purchase restricted stock (options,

SARs, stock bonuses and rights to purchase restricted stock are hereinafter referred to collectively as "Stock Awards"). To date, the Company has only granted stock options under the Equity Incentive Plan.

STOCK SUBJECT TO THE EQUITY INCENTIVE PLAN. Prior to the proposed amendment of the Equity Incentive Plan, there were 3,500,000 shares of common stock authorized for issuance under the Equity Incentive Plan. The amendment to the Equity Incentive Plan proposed hereby would increase the number of shares authorized under the Equity Incentive Plan to 4,500,000 shares. Subject to stockholder approval of this Proposal No. 3, common stock that may be sold pursuant to Stock Awards under the Equity Incentive Plan cannot exceed in the aggregate 4,500,000 shares. If Stock Awards granted under the Equity Incentive Plan expire or otherwise terminate without being exercised, the common stock not purchased pursuant to such Stock Awards becomes available for reissuance under the Equity Incentive Plan.

ADMINISTRATION. As authorized by the Equity Incentive Plan, the Board has delegated administration of the Equity Incentive Plan to the Compensation Committee of the Board, which determines to whom and on what dates the Stock Awards will be granted and the types of Stock Awards to be granted, and the terms of such Stock Awards including the exercise price, number of shares subject to the Stock Awards and the exercisability thereof. The Compensation Committee currently consists of Jack Vance (Chairman), Stephen Olson and Fatima Reep, all of whom are "disinterested persons" as that term is defined under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" as that term is defined pursuant to Section 162(m) of the Code. The Compensation Committee also has the authority to construe and interpret any of the provisions of the Equity Incentive Plan or any Stock Awards granted under that Plan. As used herein with respect to the Equity Incentive Plan, the "Board" refers to any committee the Board shall appoint to administer the Equity Incentive Plan as well as to the Board itself.

ELIGIBILITY. Incentive stock options and SARs appurtenant thereto may be granted under the Equity Incentive Plan only to employees (including directors if they are also employees) of the Company and its affiliates. Selected employees, directors and consultants are eligible to receive Stock Awards under the Equity Incentive Plan other than incentive stock options and SARs appurtenant thereto. No incentive stock option may be granted under the Equity Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company (a "Ten Percent Shareholder"), unless the option price is at least 110% of the fair market value on the date of grant of the stock subject to the option, and the term of the option does not exceed five years from the date of grant. An award to purchase restricted stock under the Equity Incentive Plan may not be granted to a Ten Percent Shareholder unless the purchase price is 100% of the fair market value of the stock on the date of grant.

TERMS OF STOCK AWARDS

The following is a description of the permissible terms of Stock Awards under the Equity Incentive Plan. Individual Stock Award grants may be more restrictive as to any or all of the permissible terms described below.

EXERCISE PRICE OF OPTIONS; PAYMENT. The exercise price of incentive stock options under the Equity Incentive Plan may not be less than the fair market value of the common stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of each nonstatutory stock option under the Equity Incentive Plan may not be less than 85% of such fair market value.

The exercise price of options granted under the Equity Incentive Plan must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Board, (a) by delivery of other common stock of the Company;
(b) pursuant to a deferred payment or other arrangement; or (c) in any other form of legal consideration acceptable to the Board. In the event of a decline in the value of the Company's common stock, the Board has the authority to offer optionees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options.

To the extent required by Code Section 162(m), an option repriced under the Equity Incentive Plan is deemed to be canceled and a new option granted. Both the option deemed to have been canceled and the new option deemed to have been granted will be counted against the eight hundred thousand (800,000) share limitation (per participant) under the Equity Incentive Plan.

The Board also has the authority to include as part of an option agreement a provision entitling the optionee to a further option in the event that the optionee exercises his or her option by surrendering the other shares of common stock as payment of the exercise price.

OPTION EXERCISE. Stock options granted under the Equity Incentive Plan generally may be exercised at any time, but are subject to a repurchase right in favor of the Company in accordance with a vesting schedule under which 20% of the underlying shares vest one year following the date of grant, and the remaining shares vest in equal successive monthly installments over each of the next forty-eight (48) months until fully vested or terminated as provided in the Equity Incentive Plan or related agreements. Shares covered by options granted in the future under the Equity Incentive Plan may be subject to different vesting terms (which may be based on performance or other criteria). In addition, an option may or may not provide that the option may be exercised prior to the stated vesting date, but in such event, the shares may be subject to a right of repurchase in favor of the Company or to any other restriction the Board determines to be appropriate.

TERM OF OPTIONS. The maximum term of options to be granted under the Equity Incentive Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Equity Incentive Plan generally are non-transferable and generally terminate three months after the termination of the optionee's employment or relationship as a director or consultant with the Company or any affiliate of the Company, unless (i) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which case the option may be exercised at any time within 12 months of such termination; (ii) the termination of employment is due to such person's death, in which case the option may be exercised at any time within 18 months of such termination; or (iii) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the director or consultant relationship.

STOCK AWARDS OTHER THAN OPTIONS. Any stock bonuses or restricted stock purchase awards granted under the Equity Incentive Plan may be in such form and may contain such terms and conditions as the Board shall deem appropriate. The purchase price under any restricted stock purchase agreement may not be less than eighty-five percent (85%) of the fair market value of the Company's common stock on the date of grant. The purchase price of stock pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase;
(ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the common stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

Eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration of past services actually rendered to the Company or for its benefit. Shares of common stock sold or awarded under the Equity Incentive Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board. In the event a person ceases to be an employee of or ceases to serve as a director of or consultant to the Company or an affiliate of the Company, the Company may repurchase or otherwise reacquire any or all of the shares of the common stock held by that person that have not vested as of the date of termination of such services under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

SARs granted under the Equity Incentive Plan may be in the form of rights granted either in connection with a stock option (either (i) resulting in a concurrent exercise of an underlying option with each SAR exercise; or (ii) requiring the grantee to exercise an underlying option or to surrender the option for an appreciation distribution) or independent of an option. Each SAR awarded under the Equity Incentive Plan shall otherwise contain such terms and conditions as the Board shall deem appropriate. The Equity Incentive Plan authorizes the following types of SARs:

     TANDEM STOCK APPRECIATION RIGHTS. Tandem stock appreciation rights are tied to an underlying option and require the holder to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash.

     CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The holder receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

     INDEPENDENT STOCK APPRECIATION RIGHTS. Independent stock appreciation rights are granted independently of any option and entitle the holder to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the holder is vested under the independent stock appreciation right less the fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of the common stock or a combination thereof.

ADJUSTMENT PROVISIONS. If there is any change in the stock subject to the Equity Incentive Plan or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Equity Incentive Plan and Stock Awards outstanding under that Plan will be appropriately adjusted as to the class and the maximum number of shares subject to the Equity Incentive Plan and the class and the maximum number of shares and price per share of stock subject to outstanding Stock Awards.

Certain adjustments in Stock Awards outstanding under the Equity Incentive Plan may be made upon a Change in Control of the Company. The Equity Incentive Plan defines "Change in Control" as (i) a dissolution, liquidation, or sale of all or substantially all of the Company's assets; (ii) a merger or consolidation in which the Company is not the surviving corporation; (iii) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately before the merger are converted by virtue of the merger into other property; or (iv) the individuals who, as of August 22, 1997 are members of the Board (the "Incumbent Board") cease for any reason to constitute at least 50% of the Board, provided, however, that any new director whose election or nomination by the Company's stockholders is approved by a vote of at least 50% of the Incumbent Board shall also be considered a member of the Incumbent Board.

Upon a Change in Control of the Company other than a 50% change in the Incumbent Board, the surviving or acquiring corporation may assume Stock Awards outstanding under the Equity Incentive Plan or substitute similar stock awards for those outstanding under the Equity Incentive Plan. If the surviving or acquiring corporation assumes such Stock Awards or substitutes similar stock awards, and the service or employment of the holder of such awards is either voluntarily terminated with good reason or involuntarily terminated without cause (as those terms are defined in the Equity Incentive Plan) within one month before, or 13 months after, the Change in Control, then the vesting of those assumed Stock Awards or substituted stock awards and the time during which such awards may be exercised will accelerate. If the surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for such Stock Awards, then (i) the vesting of Stock Awards held by persons still serving the Company or an affiliate (whether as an employee, director or consultant) and the time during which such Stock Awards may be exercised will accelerate upon the Change in Control and those Stock Awards will terminate if not exercised after such acceleration and at or prior to the Change in Control; and (ii) all other Stock Awards outstanding under the Equity Incentive Plan will terminate if not exercised prior to the Change in Control.

Upon a Change in Control of the Company involving a 50% change in the Incumbent Board, the vesting of Stock Awards held by persons still serving the Company or an affiliate (whether as an employee, director or consultant) and the time during which such Stock Awards may be exercised will accelerate upon the Change in Control.

DURATION, AMENDMENT AND TERMINATION. The Board may suspend or terminate the Equity Incentive Plan without stockholder approval or ratification at any time. Unless sooner terminated, the Equity Incentive Plan will terminate August 21, 2007. The Board may also amend the Equity Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Equity Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for Stock Awards; or (iii) change any other provision of the Equity Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or the requirements of Section 422 of the Code, or Nasdaq or securities exchange listing requirements to which the Company is then subject.

RESTRICTIONS ON TRANSFER. Under the Equity Incentive Plan, Stock Awards granted are generally non-transferable, with certain exceptions for transfers pursuant to a will or the laws of descent and distribution, or, excepting incentive stock options, pursuant to a domestic relations order.

FEDERAL INCOME TAX INFORMATION

INCENTIVE STOCK OPTIONS. Incentive stock options under the Equity Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price; or
(ii) the optionee's actual gain, if any, on the purchase and sale.

The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on the length of time the stock was held. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum rate applicable to ordinary income or short-term capital gain is effectively 39.6% at the present time.

Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the Equity Incentive Plan generally have the following federal income tax consequences:
There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee.

Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on the length of time the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

RESTRICTED STOCK AND STOCK BONUSES. Restricted stock and stock bonuses granted under the Equity Incentive Plan generally have the following federal income tax consequences: Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such capital gain or loss will be long-term or short-term depending on the length of time the stock was held from the date ordinary income was measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture under Section 16(b) of the Exchange Act.

STOCK APPRECIATION RIGHTS. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

POTENTIAL LIMITATIONS ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly-held corporation for compensation paid to a covered employee in a taxable year to the extent that non-performance-based compensation paid to such a covered employee exceeds $1 million. It is possible that compensation attributable to Stock Awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. Treasury regulations issued under Section 162(m) of the Code provide that compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and
(iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Restricted stock and stock bonuses qualify as performance-based compensation under these Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

ERISA. The Equity Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

OTHER EQUITY COMPENSATION PLANS

In addition to the Equity Incentive Plan, FCG currently issues stock options and sells shares of its stock to employees, members of the Board and consultants under the following plans: (a) the 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"); (b) the 1999 Non-Officer Equity Incentive Plan (the "1999 Plan"); (c) the ISCG Amended and Restated Stock Option Plan (the "ISCG Plan"); (d) the 1994 Restricted Stock Purchase Plan (the "1994 Plan"); and
(e) the 2000 Associate Stock Purchase Plan (the "Stock Purchase Plan"). Information regarding the 1994 Plan is set forth below under "Certain Relationships and Related Transactions." Information regarding the Stock Purchase Plan is set forth under Proposal 2, above.

1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN. FCG adopted its Directors' Plan on August 22, 1997, and the stockholders approved the Directors' Plan on January 15, 1998 (with respect to 200,000 shares) and February 26, 1999 (with respect to an additional 100,000 shares). As of March 31, 2000, options to purchase 164,000 shares of common stock at a weighted average exercise price of $9.84 per share were outstanding, and 136,000 shares remained available for future grant. No shares of common stock have been issued under the Directors' Plan. Shares of stock reserved for stock options granted under the Directors' Plan that expire or otherwise terminate without being exercised become available for reissuance under the Directors' Plan. The Directors' Plan terminates on August 21, 2012.

Under the Directors' Plan, each non-employee director receives automatic, non-discretionary stock option grants. Each non-employee director receives an option to purchase 4,000 shares when he or she is first elected to the Board, plus an annual grant of 4,000 shares each January 1. Options granted under the Directors' Plan (i) are granted with an exercise price equal to 100 percent of the fair market value of the stock on the date of grant, (ii) vest in monthly installments over a period of one year (subject to acceleration upon the death, disability or termination without cause of the director), and (iii) expire on the earlier of ten years from the date of grant or 12 months after termination of an optionee's services as non-employee director of the Company (18 months in the event of death of the director).

The Directors' Plan provides that, in the event of a change of control of the Company (as defined in the Directors' Plan), the surviving or acquiring corporation may assume options outstanding under the Directors' Plan or substitute similar options. If the surviving or acquiring corporation assumes the options or substitutes similar options, and the option holder either voluntarily terminates his services as Director with good reason or is involuntarily terminated without cause (as each is defined in the Directors'
Plan) within one month before, or 13 months after, the change in control, then the vesting of those assumed or substituted stock options will accelerate. If the surviving or acquiring corporation refuses to assume such options or to substitute similar stock options, then the vesting of the options will accelerate upon the change in control.

1999 NON-OFFICER EQUITY INCENTIVE PLAN. FCG adopted its 1999 Plan on August 4, 1999, authorizing issuance of up to 1,000,000 shares of FCG common stock pursuant to stock awards granted under the Plan. As of March 31, 2000, options to purchase 371,100 shares of common stock at a weighted average exercise price of $12.42 per share were outstanding, and 628,900 shares remained available for future grant. No shares of common stock have been issued under the 1999 Plan. Shares of stock reserved for stock awards granted under the 1999 Plan that expire or otherwise terminate without being exercised become available for reissuance under the 1999 Plan.

The 1999 Plan provides for granting of nonstatutory stock options, stock bonuses, rights to purchase restricted stock and stock appreciation rights to employees and consultants of FCG who are not officers or members of the Board of Directors of FCG or its affiliates. Currently, FCG intends to grant only stock options under the 1999 Plan. Options that have been granted under the 1999 Plan
(i) have an exercise price of 100% of the fair market value of the stock on the date of grant, (ii) vest in over a period of five years, with 20% vesting one year following the date of grant and 1/60th of the original amount vesting each month thereafter, and (iii) expire on the earlier of ten years from the date of grant or 3 months after termination of an optionee's services as an employee or consultant of the Company (12 months in the event of disability and 18 months in the event of death of the optionee).

The 1999 Plan provides that, in the event of a change of control of the Company (as defined in the 1999 Plan), the surviving or acquiring corporation may assume options outstanding under the 1999 Plan or substitute similar options. If the surviving or acquiring corporation assumes the options or substitutes similar options, and the option holder either voluntarily terminates his or her services as an employee or consultant with good reason or is involuntarily terminated without cause (as each is defined in the 1999 Plan) within one month before, or 13 months after, the change in control, then the vesting of those assumed or substituted stock options will accelerate. If the surviving or acquiring corporation refuses to assume such options or to substitute similar stock options, then the vesting of the options will accelerate upon the change in control.

In addition, if the change in control is due to a 50% change in the incumbent Board of Directors (which incumbent directors include any subsequent director approved by at least 50% of the incumbent Board), then the vesting of stock options held by persons then performing services as employees or consultants will be accelerated at the time of the change in control.

ISCG AMENDED AND RESTATED STOCK OPTION PLAN. FCG assumed the ISCG Plan effective December 18, 1998, upon FCG's acquisition of Integrated Systems Consulting Group, Inc. ("ISCG"). As of December 18, 1998, the ISCG Plan provided for the issuance of up to 945,814 shares of FCG common stock pursuant to stock awards granted under the Plan. As of March 31, 2000, options to purchase 739,812 shares of common stock at a weighted average exercise price of $12.39 per share were outstanding, and since December 18, 1998, 175,001 shares of common stock have been issued under the ISCG Plan. FCG is no longer granting options under the ISCG Plan; shares of stock reserved for stock awards granted under the ISCG Plan that expire or otherwise terminate without being exercised are cancelled and no longer available for reissuance under the ISCG Plan.

The ISCG Plan provides for granting of incentive and nonstatutory stock options to employees of FCG. Options that have been granted under the ISCG Plan since its assumption by FCG (i) have an exercise price of 100% of the fair market value of the stock on the date of grant, (ii) vest in over a period of five years, with 20% vesting one year following the date of grant and 1/60th of the original amount vesting each month thereafter, and (iii) expire on the earlier of ten years from the date of grant or 3 months after termination of an optionee's services as an employee or consultant of the Company (12 months in the event of disability and 18 months in the event of death of the optionee).

                                   PROPOSAL 4
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Grant Thornton LLP has audited the Company's financial statements since 1995. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 4

                                   MANAGEMENT

Set forth below is information regarding current executive officers of the Company, including age, as of the Record Date, April 26, 2000:

NAME                           POSITION WITH THE COMPANY
----                           -------------------------

Luther J. Nussbaum             Chief Executive Officer

Steve Heck                     President

Mary Franz                     Executive Vice President

Richard N. Kramer              Executive Vice President

Walter McBride                 Executive Vice President

Jay M. Rose                    Executive Vice President

Don M. Tompkins                Executive Vice President

Roy A. Ziegler                 Executive Vice President

Thomas A. Reep                 Vice President, CFO

Biographical information about Messrs. Nussbaum and Heck is set forth under Proposal 1 above.

MARY FRANZ, age 42, served as Vice President and Managing Director of the Health Plan practice since joining FCG in February 1999, and was promoted to Executive Vice President in April 2000. Ms. Franz has 18 years of experience in business strategy, operations improvement and information technology. She previously served as a Partner at Price Waterhouse Coopers from 1984 to 1999 where she had responsibility for developing a national healthcare practice and provided IT and consulting services to a broad range of enterprises. She received her Bachelor of Science degree from Indiana University, and a Master of Science degree in Management from Purdue University.

RICHARD N. KRAMER, age 47, has served as FCG's Executive Vice President and Managing Director, Health Delivery Business Unit, since July 1995, and before that as Vice President, East Region since January 1995. Prior to joining FCG, Mr. Kramer was the National Partner for the Healthcare Information Technology Practice at KPMG LLP from 1994 to 1995, as well as serving in other capacities at KPMG from 1983 to 1993. Mr. Kramer received a BA from Johns Hopkins University and an MBA from Columbia University Graduate School of Business.

WALTER MCBRIDE, age 47, joined FCG in April 2000 as Executive Vice President, Practice Support. Prior to joining FCG, Mr. McBride served as Executive Vice President and Chief Financial Officer of Kistler Aerospace, a privately held aerospace company, beginning in 1997. Mr. McBride served as Executive Vice President and Chief Financial Officer of Unplugged Communications, a distributor of wireless products, from 1996 to 1997; Senior Vice President and Chief Financial Officer of Emulex Corporation, a publicly-traded leader in high-speed computer network products, from 1993 to 1996; and Vice President, Corporate Development, for Nellcor, Inc., a medical equipment company, from 1991 to 1993. Mr. McBride received his BS in accounting/finance from Ohio State University and his MS in computer systems management from the Rochester Institute of Technology.

JAY M. ROSE, age 49, currently serves FCG as Executive Vice President in charge of Systems Integration. Mr. Rose was Chief Operating Officer of Integrated Systems Consulting Group, Inc., which merged with FCG in December 1998. Within ISCG, he previously served as the Vice President of the Systems and Networking Practice and as Vice President of Sales since joining in 1995. During the 12 years prior to joining ISCG, Mr. Rose held a series of management and executive positions at Shared Medical Systems (SMS). Mr. Rose graduated from Wesleyan University with a BA in Chemistry. He received his MSE in Computer & Information Sciences from University of Pennsylvania, and his MBA from Stanford University.

DON M. TOMPKINS, age 57, has served FCG as Executive Vice President with responsibility for FCG's Europe and Government practices, and internal IT/IC Services, since January 2000. Prior to this, he served FCG as Group Vice

President, Integration Services, from September 1998 until December 1999, and as Vice President and Managing Director, Implementation Services, from January 1994 until September 1998. From April until December 1993, Mr. Tompkins was a Vice President in FCG's Southwest Region. Prior to joining the Company, Mr. Tompkins managed the Network Computing Tools Strategic Business Unit for Texas Instruments Inc. from 1991 to 1993. He received a BS from Chaminade University of Honolulu.

ROY A. ZIEGLER, age 37, is currently Executive Vice President of FCG responsible for the firm's Health Plan and E-Strategy practices. Prior to this, he served as Vice President and Managing Director for the West Region (1996 through 1998) and for the Managed Care Practice (1993 through 1995). Prior to joining the Company, Mr. Ziegler was the Practice Director of the Health Management Initiative in the Pacific Region at Andersen Consulting from 1992 to 1993, and served in other capacities for Andersen Consulting from 1984 to 1991. Mr. Ziegler received a BS from Pepperdine University.

THOMAS A. REEP, age 45, has served as FCG's Vice President, Finance and Chief Financial Officer since May 1980. Prior to joining the Company, Mr. Reep was an accountant with Ernst & Young from 1977 to 1980. He is a certified public accountant in the State of California, and serves as a director of a non-profit organization. He received a BS and an MBA from California State University, Long Beach. Mr. Reep is the brother-in-law of Fatima Reep, a member of the Company's Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of FCG common stock as of March 31, 2000 by: (i) each stockholder who is known by FCG to own beneficially more than 5% of FCG common stock; (ii) each Named Executive Officer (as defined under "Compensation of Executive Officers," below;
(iii) each director of FCG; and (iv) all directors and executive officers of FCG as a group.

                                                                                       Shares Beneficially
                                                                                         Owned (1), (2)
                                                                                         --------------

Name of Beneficial Owner                                                             Number          Percent
------------------------                                                             ------          -------
Fatima Reep (3).................................................................   2,863,699           11.9
David S. Lipson (10)............................................................   2,184,980            9.1
Associate 401(k) and Stock Ownership Plan (4)...................................   1,355,906            5.6
Roy A. Ziegler (5)..............................................................     218,769             *
Richard N. Kramer (6)...........................................................     181,373             *
Steven Heck (7).................................................................     173,256             *
Luther J. Nussbaum (8)..........................................................     152,523             *
Don M. Tompkins (9).............................................................     150,241             *
Donald R. Caldwell (10).........................................................      17,065             *
Steven Lazarus (10).............................................................      27,433             *
Stanley R. Nelson (10)..........................................................      22,433             *
Stephen E. Olson (10)...........................................................      22,433             *
Scott S. Parker (10)............................................................      14,677             *
Jack O. Vance (10)..............................................................      22,433             *

All directors and executive officers as a group (17 persons) (11)...............   6,821,988          28.1

* Represents beneficial ownership of less than 1% of the outstanding shares of FCG common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, FCG believes, based on information furnished by such persons, that the persons named in the table above have sole voting and investment power with respect to all shares of FCG common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 24,112,202 shares of FCG common stock outstanding as of April 1, 2000.

(2) Certain shares held by the executive officers listed above are subject to repurchase at the original issuance price plus a growth factor. The growth factor is equal to the average interest rate compounded quarterly which FCG pays to a commercial lending institution in a calendar quarter (the "growth factor"). If FCG has no borrowings for a particular quarter then the growth factor is the prime rate on the first day of the quarter, as announced in the Wall Street Journal.

(3) Shares listed include (a) 2,858,700 shares held by the Reep Family LLC, of which Fatima Reep is the Managing Member, and (b) 4,999 shares subject to stock options exercisable within 60 days of March 31, 2000.

(4) The address of the Associate 401(k) and Stock Ownership Plan ("ASOP") is c/o First Consulting Group, Inc., 111 West Ocean Blvd., 4th Floor, Long Beach, California 90802. The ASOP's shares are held by New York Life as trustee of the ASOP. Shares held by the ASOP are beneficially owned by employees and former employees of FCG, including certain of its executive officers. The beneficial owners have the right to vote the shares of FCG common stock allocated to their accounts with respect to the approval or disapproval of any FCG merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction. The beneficial owners also have the right to the fair market value of the stock allocated to their respective accounts.

(5) Shares listed as held by Mr. Ziegler include (a) 9,749 shares subject to stock options exercisable within 60 days of March 31, 2000, (b) 4,404 shares held in the ASOP, (c) 49,614 shares subject to repurchase by FCG at a price equal to $0.57 per share plus the growth factor, and (d) 42,660 shares subject to repurchase by FCG at a price equal to $2.80 per share plus the growth factor.

(6) Shares listed as held by Mr. Kramer include (a) 9,749 shares subject to stock options exercisable within 60 days of March 31, 2000, (b) 4,332 shares held in the ASOP, and (c) 92,940 shares subject to repurchase by FCG at a price equal to $0.57 per share plus the growth factor.

(7) Shares listed as held by Mr. Heck include (a) 9,749 shares subject to stock options exercisable within 60 days of March 31, 2000, and (b) 4,365 shares held in the ASOP.

(8) Shares listed as held by Mr. Nussbaum include (a) 12,999 shares subject to stock options exercisable within 60 days of March 31, 2000, (b) 4,404 shares held in the ASOP, and (c) 75,066 shares subject to repurchase by FCG at a price equal to $0.57 per share plus the growth factor. In addition, 135,120 of the shares listed in the table are held by The Nussbaum Family Trust, a Revocable Living Trust, dated March 2, 1992, of which Mr. Nussbaum is trustee.

(9) Shares listed as held by Mr. Tompkins include (a) 9,749 shares subject to stock options exercisable within 60 days of March 31, 2000, (b) 4,200 shares held in the ASOP, and (c) 50,482 shares subject to repurchase by FCG at a price equal to $0.57 per share plus the growth factor.

(10) Shares listed include the following shares subject to stock options exercisable within 60 days of March 31, 2000: Donald Caldwell, 5,333 shares; Steven Lazarus, 20,333 shares; David S. Lipson, 1,333 shares; Stanley R. Nelson, 20,333 shares; Stephen E. Olson, 20,333 shares; Scott S. Parker, 13,333 shares; and Jack O. Vance, 20,333 shares.

(11) Shares listed include (a) 186,472 shares subject to stock options exercisable within 60 days of March 31, 2000, (b) 26,338 shares held in the ASOP, and (c) 310,762 subject to repurchase by FCG at a price equal to the original purchase price plus the growth factor.

               COMPLIANCE UNDER SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's securities, to file initial reports of ownership and reports of changes in ownership with the Commission and the Nasdaq National Market. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms furnished to the Company and representations by the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during the fiscal year ending December 31, 1999.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

FCG currently pays each outside director the following amounts for services as a director: $5,000 per year plus $1,000 for each meeting of the Board and $500 for each Committee meeting. Directors are also reimbursed for certain expenses in connection with attendance at Board of Director and Committee meetings.

In addition, each non-employee director receives stock options under the 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Option grants under the Directors' Plan are automatic and non-discretionary. Each non-employee director receives an option to purchase 4,000 shares when he or she is first elected to the Board, plus an annual grant of 4,000 shares each January 1. Options granted under the Directors' Plan (i) are granted with an exercise price equal to 100 percent of the fair market value of the stock on the date of grant,
(ii) vest in monthly installments over a period of one year (subject to acceleration upon the death, disability or termination without cause of the director), and (iii) expire on the earlier of ten years from the date of grant or 12 months after termination of an optionee's services as non-employee director of the Company (18 months in the event of death of the director).

The Directors' Plan provides that, in the event of a change of control of the Company (as defined in the Directors' Plan), the surviving or acquiring corporation may assume options outstanding under the Directors' Plan or substitute similar options. If the surviving or acquiring corporation assumes the options or substitutes similar options, and the option holder either voluntarily terminates his services as Director with good reason or is involuntarily terminated without cause (as each is defined in the Directors'
Plan) within one month before, or 13 months after, the change in control, then the vesting of those assumed or substituted stock options will accelerate. If the surviving or acquiring corporation refuses to assume such options or to substitute similar stock options, then the vesting of the options will accelerate upon the change in control.

Directors are also eligible to receive awards under the 1997 Equity Incentive Plan, as amended, which is described in Proposal 3, above.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows, for the fiscal years ended December 31, 1999, 1998 and 1997, certain compensation awarded or paid to, or earned by, FCG's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1999 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                      ANNUAL COMPENSATION          AWARDS
                                                      -------------------  ----------------------

                                           FISCAL                           SECURITIES UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR        SALARY     BONUS          OPTIONS (#)           COMPENSATION (1)
---------------------------                 ----       --------    -----          -----------           ----------------
Luther J. Nussbaum . . . . . . . . . . .    1999       $390,000  $      0           72,000               $37,372 (2)
 Chairman and Chief Executive               1998        370,000    94,500             -                   39,581 (3)
 Officer                                    1997        324,500   127,533             -                   38,095 (4)

Steven Heck. . . . . . . . . . . . . . .    1999        380,000         0           57,000                36,899 (2)
 President                                  1998        370,000    66,150             -                   38,724 (3)
                                            1997        344,360   109,043             -                  171,425 (4)

Don M. Tompkins. . . . . . . . . . . . .    1999        380,000         0           45,000                35,685 (2)
 Executive Vice President                   1998        350,000    89,250             -                   39,084 (3)
                                            1997        323,760   110,250             -                   36,195 (4)

Richard W. Kramer. . . . . . . . . . . .    1999        380,000         0           57,000                47,510 (2)
 Executive Vice President                   1998        350,000    89,250             -                   49,564 (3)
                                            1997        324,240    99,225             -                   44,560 (4)

Roy A. Ziegler . . . . . . . . . . . . .    1999        380,000         0           57,000                32,789 (2)
 Executive Vice President                   1998        350,000    89,250             -                   36,135 (3)
                                            1997        324,500    99,225             -                   51,111 (4)

(1) In accordance with the Commission rules, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the fiscal year.

(2) Includes (i) imputed interest on interest-free loans by FCG to each of the Named Executive Officers for the purchase of shares of FCG common stock under the 1994 Restricted Stock Plan; (ii) supplemental executive retirement plan contributions of $20,000 made on behalf of each of the Named Executive Officers; (iii) term life insurance premiums paid by FCG; and (iv) FCG's matching contribution of $5,000 for each Named Executive Officer under the Associate 401(k) and Stock Ownership Plan ("ASOP").

(3) Includes (i) imputed interest on interest-free loans by FCG to each of the Named Executive Officers for the purchase of shares of FCG common stock under the 1994 Restricted Stock Plan; (ii) supplemental executive retirement plan contributions of $20,000 made on behalf of each of the Named Executive Officers; (iii) term life insurance premiums paid by FCG; and (iv) FCG's matching contribution of $5,000 for each Named Executive Officer under the ASOP.

(4) Includes (i) imputed interest on interest-free loans by FCG to each of the Named Executive Officers for the purchase of shares of FCG common stock under the 1994 Restricted Stock Plan; (ii) supplemental executive retirement plan contributions of $20,000 made on behalf of each of the Named Executive Officers; (iii) term life insurance premiums paid by FCG; (iv) an allocation of 1,000 shares to each of the Named Executive Officer's ASOP account with an aggregate valuation of $7,443 per person; (v) FCG's matching contributions for each Named Executive Officer under the ASOP with the following estimated values: Mr. Nussbaum, $11,517; Mr. Heck, $11,347; Mr. Tompkins, $10,620; Mr. Kramer, $11,202; and Mr. Ziegler, $11,517; and (vi) in the case of Mr. Heck, $90,700 in relocation expenses.

STOCK OPTION GRANTS AND EXERCISES

The following tables show for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers:

                                              OPTION GRANTS IN LAST FISCAL YEAR
                                                      INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                                 ---------------------------------------------------------           VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF STOCK
                                 NUMBER OF         % OF TOTAL                                     PRICE APPRECIATION FOR
                                 SECURITIES        OPTIONS/SARS     EXERCISE                          OPTION TERM(2)
                                 UNDERLYING        GRANTED TO       OR BASE                       ----------------------
                                 OPTIONS/SARS      EMPLOYEES IN     PRICE PER   EXPIRATION
NAME                             GRANTED(#)(1)     FISCAL YEAR      SHARE       DATE                 5%           10%
--------------------------       -------------     ------------     ---------   ----------        --------    ----------
Luther J. Nussbaum                    60,000            2.33        $11.00           4/2/09       $415,070    $1,051,870
                                      12,000            0.47          12.00         12/9/09         90,561       229,449
Steven Heck                           45,000            1.75          11.00          4/2/09        311,303       788,902
                                      12,000            0.47          12.00         12/9/09         90,562       229,449
Don M. Tompkins                       45,000            1.75          11.00          4/2/09        311,303       788,902
Richard N. Kramer                     45,000            1.75          11.00          4/2/09        311,303       788,902
                                      12,000            0.47          12.00         12/9/09         90,562       229,449
Roy A. Ziegler                        45,000            1.75          11.00          4/2/09        311,303       788,902
                                      12,000            0.47          12.00         12/9/09         90,562       229,449

--------------------------

(1) All options granted in this table vest at the rate of 20% one year following grant, plus 1/60th of the original amount per month thereafter over the next 48 months so that the grant is fully vested five years from the date of grant. The options continue in full force and effect upon a change in control, as defined in the Company's option plans, unless the acquiring company refuses to continue or assume the options or to substitute similar options, in which event the vesting of such options is accelerated. In addition, if the Named Executive Officer is terminated in connection with a change in control of the Company, the vesting of such options is accelerated as of the date of termination.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                    VALUES

                                                                     NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                     SHARES                         UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS
                                   ACQUIRED ON        VALUE          OPTIONS AT FY-END (#)     AT FY-END EXERCISABLE/
             NAME                 EXERCISE (#)     REALIZED ($)   EXERCISABLE/UNEXERCISABLE      UNEXERCISABLE (1)
-------------------------         ------------     ------------   -------------------------    ----------------------
Luther J. Nussbaum                     --               --                 0/72,000                  0/$312,000
Steven Heck                            --               --                 0/57,000                  0/$244,500
Don M. Tompkins                        --               --                 0/45,000                  0/$202,500
Richard N. Kramer                      --               --                 0/57,000                  0/$244,500
Roy A. Ziegler                         --               --                 0/57,000                  0/$244,500

(1) The value of unexercised in-the-money options is calculated based on the market value of the underlying securities, minus the exercise price, and assumes sale of the underlying securities on December 31, 1999, at a price of $15.50 per share, the fair market value of FCG's common stock on such date.

                      REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION (1)

RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE

The Compensation Committee of the Company's Board of Directors is responsible for recommending the type and level of compensation for directors, officers and employees of the Company and administering the Company's equity incentive plans. The Compensation Committee is also responsible for reviewing the performance of the Company's executive officers.

As of December 31, 1999, the Compensation Committee was composed of four members of the Board: Jack O. Vance (Chairman), David S. Lipson, Stephen E. Olson and Fatima Reep. Ms. Reep and Messrs. Olson and Vance have never served as employees of the Company or its subsidiaries. Mr. Lipson served as Chief Executive Officer of Integrated Systems Consulting Group, Inc., prior to its acquisition by the Company in December 1998. Mr. Lipson ceased service as a full time employee of the Company in June 1999, and served on the Compensation Committee from October 1999 through April 2000.

This report describes the philosophy that underlies the components of the Company's executive compensation programs. It also describes the details of the key elements of such programs, as well as the rationale for compensation paid to the Company's Chief Executive Officer and its other officers.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Compensation Committee believes that all officers and employees should be compensated based on their contribution to the firm and to building sustainable long-term value for the Company's stockholders. In determining specific compensation programs, the Compensation Committee considers individual and group performance, including successful achievement of financial, operational and management objectives, maintenance of strong relationships with the firm's clients, new business generation and teamwork. The Compensation Committee strives to design compensation programs that will tie individual rewards to the Company's success and align interests between officers, employees and stockholders of the Company. The Compensation Committee also strives to design compensation programs that help retain its officers and employees and encourage personal and professional development and growth.

COMPENSATION OF OFFICERS GENERALLY

Officer compensation programs typically consist of four components: base salaries, bonuses, equity incentives and other compensation. Other compensatory components include benefits generally available to all Company employees, including health and welfare benefits, relocation expenses, insurance premiums and similar payments. All components are evaluated annually to ensure that such components are appropriate and consistent with the strategic business objectives of the Company, corporate culture and enhancing stockholder value.

BASE SALARY. Base salary ranges and base salaries for the Company's officers are established at competitive levels according to the salaries attributable to comparable positions at comparable companies within the healthcare, management consulting and information services industries. The Compensation Committee reviews the base salary of each officer annually. The Compensation Committee considers each officer's level of responsibility, experience and overall contribution to the Company. The Compensation Committee also considers equity and fairness in setting the base salary of its officers. In making salary recommendations, the Compensation Committee exercises discretion based on the foregoing criteria. The Compensation Committee does not apply a specific formula to determine the weight of each factor considered.

BONUSES. Bonuses for the Company's officers are determined based on the attainment of specific financial, operational and management objectives. These objectives vary depending upon the position or role of the individual officer. The Compensation Committee also considers each officer's contribution to the Company's financial performance and organizational growth, including typical measurements of operational performance such as client continuity, utilization, employee turnover and professional development and growth. The Board establishes specific objectives for each officer at the beginning of each year.

STOCK OPTIONS AND OTHER EQUITY INCENTIVES. Options to purchase shares of the Company's common stock are granted as incentives to the Company's officers to become employees of the Company, to aid in the retention of such officers and to align the interests of such officers with those of the stockholders. Options are granted when the officer first joins the Company, in connection with a significant change in an officer's responsibility, to reward excellent performance and, occasionally, to achieve equity within an officer's peer group.

The Compensation Committee administers the following equity incentive plans for the Company:

     1.   The 1997 Equity Incentive Plan (the "1997 Plan");
     2. The 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan");
     3.   The 1994 Restricted Stock Purchase Plan (the "1994 Plan");
     4.   The 1999 Non-Officer Equity Incentive Plan (the "1999 Plan");
     5.   The ISCG Amended and Restated Stock Option Plan (the "ISCG Plan")
     6.   The 2000 Associate Stock Purchase Plan (the "ASPP"); and
     7.   The Associate 401(k) and Stock Ownership Plan (the "401(k) Plan").

The Company's officers can receive stock option grants and other equity-based incentives under the 1997 Plan, 1994 Plan, the ASPP and the 401(k) Plan.

The Compensation Committee believes that all officers should hold an equity stake in the Company and requires its officers to purchase and hold a minimum number of shares of the Company's common stock. Under the 1994 Plan, each of the Company's vice presidents must sign a Restricted Stock Agreement (the "RSA"). The RSA requires each vice president to purchase and hold a minimum number of shares of the Company's common stock throughout employment with the Company. The number of shares required to be purchased and held under the RSA is equal in value to a specified multiple of such vice president's base salary. In addition, the Compensation Committee has approved an automatic stock option grant program whereby, at the time a vice president purchases stock under the RSA, the Company grants to that vice president a matching stock option equal to the number of shares purchased under the RSA.

Options generally become exercisable over a five-year period (20% at the end of one year and 1.67% each month thereafter), and are granted at a price equal to the fair market value of the Company's common stock on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Chief Executive Officer's salary, bonus and other compensation follow the policies set forth above. Luther J. Nussbaum has served as the Company's Chief Executive Officer since October 1998. Mr. Nussbaum's 1998 compensation was established in connection with his prior position as Executive Vice President, Worldwide Practice Support. For 1999, Mr. Nussbaum's base salary was increased by 5.6% to $380,000.

For 1999, the Committee established a target bonus award of 35% of base salary for Mr. Nussbaum, which would be awarded based on Mr. Nussbaum and the Company achieving certain goals, including the Company achieving certain levels of financial performance. While the Committee determined that Mr. Nussbaum met his personal goals, the Company did not achieve its financial performance goals. Accordingly, the Committee did not award Mr. Nussbaum (or any other Company officer) a bonus for 1999.

In April 1999, in order to further align Mr. Nussbaum's interests with the interests of the stockholders, the Committee granted Mr. Nussbaum an option to purchase 60,000 shares of Company common stock. In December 1999, in connection with Mr. Nussbaum's annual review, the Committee awarded Mr. Nussbaum an option to purchase 12,000 shares of Company common stock. Both grants become exercisable over a five-year period (20% at the end of one year and 1.67% each month thereafter), and were granted at a price equal to the fair market value of the Company's common stock on the date of grant.

POLICY ON DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides in general that companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to any Named Executive Officer, except to the extent such excess constitutes performance-based compensation. In order for incentive compensation to qualify as performance based compensation under
Section 162(m), the Company's discretion to grant awards must be strictly limited. Compensation received by Named Executive Officers on exercise of stock options granted under the 1997 Plan with exercise prices at least equal to the fair market value of the common stock on the date of grant is considered performance-based compensation deductible by the Company under the Code. The Company does not currently intend to qualify its other incentive compensation plans under Section 162(m). The policy of the Company is to qualify future compensation arrangements to ensure deductibility, except in those cases where stockholder value is maximized by an alternative approach.

The foregoing report has been approved by all of the members of the Committee.

                           THE COMPENSATION COMMITTEE

                           Jack O. Vance, Chairman
                           David S. Lipson
                           Stephen E. Olson
                           Fatima Reep

(1) NEITHER THIS REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION NOR THE PERFORMANCE GRAPH ON PAGE 26 HEREOF IS "SOLICITING MATERIAL," IS DEEMED "FILED" WITH THE SEC OR IS TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE EXCHANGE ACT, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 1999, the Compensation Committee of the Board was composed of Jack O. Vance (Chairman), David S. Lipson, Fatima Reep and Stephen E. Olson. Mr. Lipson is the co-founder of Integrated Systems Consulting Group, Inc., and served as its Chief Executive Officer prior to its acquisition by the Company in December 1998. Mr. Lipson ceased service as a full time employee of the Company in June 1999, and served on the Compensation Committee from October 1999 through April 2000. There are no compensation committee interlocks between any executive officer of the Company and any entity whose directors or executive officers serve on the Company's Board or Compensation Committee.

FCG has an ongoing, non-contractual business relationship with First Ticket Travel, whose owner and President is Fatima Reep, the widow of James A. Reep, former Chairman of the Board, and Chief Executive Officer and President of FCG. For the year ended December 31, 1999, FCG purchased travel services from First Ticket Travel in the amount of approximately $180,000.

See also "Certain Relationships and Related Transactions" below.

COMPANY STOCK PRICE PERFORMANCE

The following graph demonstrates a comparison of cumulative total returns based upon an initial investment of $100.00 in the Company's common stock as compared with the Chase H&Q Technology Index and Nasdaq Stock Market - U.S. Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company's relative stock price on February 13, 1998, the date of the Company's initial public offering, through December 31, 1999.

                                 First Consulting             Chase H&Q           Nasdaq Stock Market -
             DATES                 Group, Inc.                Technology                   US
             -----                 -----------                ----------                   --
           2/13/1998                    100.00                  100.00                    100.00
           2/28/1998                    144.23                  103.92                    103.50
           3/31/1998                    158.65                  105.68                    107.32
           4/30/1998                    184.62                  109.79                    109.13
           5/31/1998                    170.91                  101.78                    103.07
           6/30/1998                    201.92                  108.19                    110.27
           7/31/1998                    213.46                  106.82                    108.98
           8/31/1998                    139.42                   84.01                     87.44
           9/30/1998                    131.73                   96.17                     99.58
          10/31/1998                    126.44                  104.28                    103.88
          11/30/1998                    180.77                  116.68                    114.39
          12/31/1998                    157.69                  135.75                    129.22
           1/31/1999                    166.35                  154.32                    148.01
           2/28/1999                    108.65                  137.22                    134.75
           3/31/1999                     85.58                  147.85                    144.55
           4/30/1999                     88.46                  153.42                    148.61
           5/31/1999                     86.54                  155.53                    145.19
           6/30/1999                     81.73                  175.10                    158.15
           7/30/1999                    106.73                  172.71                    155.85
           8/31/1999                     98.56                  181.11                    162.02
           9/30/1999                     76.92                  185.24                    161.76
          10/31/1999                     64.90                  204.68                    173.51
          11/30/1999                     73.08                  239.26                    192.03
          12/31/1999                    119.23                  303.18                    233.45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RESTRICTED STOCK AGREEMENTS. FCG requires each employee who is hired as or promoted to the position of Vice President with FCG to hold shares Company common stock equal to a multiple of their base salary. In the case of the Named Executive Officers, each must hold a minimum of two times his base salary. FCG has sold its officers shares of Company common stock pursuant to its 1994 Restricted Stock Plan, as amended (the "1994 Plan").

In connection with the sale of stock to its officers, FCG has made loans to officers, including the Named Executive Officers, equal to (i) the purchase price of shares purchased under the 1994 Plan, and (ii) the exercise price and any Federal and state taxes owed on exercise of options under FCG's stock option plans. The loans are made pursuant to non-interest bearing promissory note secured by the shares of stock held by the officer. In the event of any nonpayment by an officer, the Company has recourse against the officer's personal assets for 70% of the outstanding balance in excess of the value of the security. Shares of stock purchased with the proceeds of the loan are held by the Company as collateral against the associated loan.

Officers generally must repay each year the greater of 10% of the original principal balance of the loan or one-half of that officer's after-tax bonus. Any unpaid principal on each loan is due ten years following the date of the loan.

As of December 31, 1999, the following Named Executive Officers owed the following amounts to FCG under this loan program: Mr. Nussbaum, $207,764; Mr. Heck, $189,504; Mr. Tompkins, $171,948; Mr. Kramer, $362,681; and Mr.
Ziegler, $142,930.

INDEMNIFICATION AGREEMENTS. FCG has entered into indemnification agreements with its directors and officers for the indemnification of and advancement of expenses to such persons to the full extent permitted by law. FCG also intends to execute such agreements with its future directors and officers.

ADDITIONAL INFORMATION. See also "Compensation Committee Interlocks and Insider Participation," above.

FCG believes that the foregoing transactions were in its best interest. As a matter of policy the transactions were, and all future transactions between FCG and any of its officers, directors or principal stockholders will be, approved by a majority of the independent and disinterested members of the FCG Board, will be on terms no less favorable to FCG than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes of FCG.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such proxies.

                                By Order of the Board of Directors
                                /s/ Robert R. Holmen
                                Robert R. Holmen
                                SECRETARY

Long Beach, California
May 15, 2000

A COPY OF FCG'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, FIRST CONSULTING GROUP, INC., 111 WEST OCEAN BLVD., 4TH FLOOR, LONG BEACH, CALIFORNIA 90802.

                                   APPENDIX A

                          ASSOCIATE STOCK PURCHASE PLAN

1.   PURPOSE.

     (a) The purpose of this 2000 Associate Stock Purchase Plan (the "Plan") is to provide a means by which associates of First Consulting Group, Inc. (the "Company") and its Affiliates, as defined in Subsection 1(b), which are designated as provided in Subsection 2(b), may be given an opportunity to purchase common stock of the Company (the "Common Stock").

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of its associates, to secure and retain the services of new associates, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in Subsection 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

            (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

            (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iv)  To amend the Plan as provided in Section 13.

            (v)   To terminate or suspend the Plan as provided in Section 15.

            (vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the

         Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate five hundred thousand (500,000) shares of Common Stock. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. GRANT OF RIGHTS; OFFERING. The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible associates (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all associates granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

5.   ELIGIBILITY.

     (a) Rights may be granted only to associates of the Company or, as the Board or the Committee may designate as provided in Subsection 2(c), to associates of any Affiliate of the Company. Except as provided in Subsection 5(b), an associate of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such associate has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no associate of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such associate's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year. The Company, in its sole discretion, may exclude from participation in the Plan associates of the Company or any Affiliate of the Company who reside and/or perform services in certain specific jurisdictions if the laws of those jurisdictions make participation in the Plan impractical.

     (b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible associate of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible associate or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

            (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

            (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

            (iii) the Board or the Committee may provide that if such person first becomes an eligible associate within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

     (c) No associate shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such associate owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this Subsection 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any associate, and stock which such associate may purchase under all outstanding rights and options shall be treated as stock owned by such associate.

     (d) An eligible associate may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by
         Section 423(b)(8) of the Code, do not permit such associate's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan; provided, however, that the Board may provide in an Offering that certain associates who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.   RIGHTS; PURCHASE PRICE.

     (a) On each Offering Date, each eligible associate, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding ten percent (10%) of such associate's Earnings (as defined in Subsection 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. In addition, the Board or the Committee may specify a maximum dollar amount that each associate may use to purchase shares during any Offering made under the Plan. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any associate as well as a maximum aggregate number of shares that may be purchased by all eligible associates pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible associates on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

            (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

            (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.   PARTICIPATION; WITHDRAWAL; TERMINATION.

     (a) An eligible associate may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such associate's Earnings during the Offering. "Earnings" is defined as an associate's wages (including amounts thereof elected to be deferred by the associate, that would otherwise have been paid, under any arrangement established by the Company that is intended to comply with
         Section 125, Section 401(k), Section 402(h) or Section 403(b) of the Code or that provides non-qualified deferred compensation), which shall include overtime pay, but shall exclude bonuses, incentive pay, commissions, profit sharing or other remuneration paid directly to the associate, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or the Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible associate may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum permitted amount withheld during the Offering.

     (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating associate's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated associate all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated associate), under the Offering, without interest.

     (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.   EXERCISE.

     (a) On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering under the Plan, unless such participant withdraws from such next

         Offering, as provided in Subsection 7(b), or is no longer eligible to be granted rights under the Plan, as provided in Section 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

     (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.   COVENANTS OF THE COMPANY.

     (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK. Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11. RIGHTS AS A STOCKHOLDER. A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan, due to a change in corporate capitalization and without the receipt of consideration by the Company (through reincorporation, stock dividend, stock split, reverse stock split, combination or reclassification of shares), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 3(a), and the outstanding rights will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding rights. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive.

     (b) In the event of: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation, or
         (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan. In the event that no surviving corporation assumes such outstanding rights or substitutes similar rights therefor, participants' accumulated payroll deductions will be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated immediately following such purchase.

13.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

              (i) Increase the number of shares reserved for rights under the
                  Plan;

             (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

            (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

     (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible associates with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     (c) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.  DESIGNATION OF BENEFICIARY.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

     (c) Notwithstanding the foregoing, the Plan shall terminate and no rights may be granted under the Plan after the tenth anniversary of the Effective Date.

16. EFFECTIVE DATE OF PLAN. The Plan shall become effective simultaneously with the effectiveness of the Company's registration statement under the Securities Act with respect to the initial public offering of shares of the Company's Common Stock (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

                                   APPENDIX B

                          FIRST CONSULTING GROUP, INC.
                           1997 EQUITY INCENTIVE PLAN

1.       PURPOSES.

         (a) The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options,
(iii) stock bonuses, (iv) rights to purchase restricted stock and (v) stock appreciation rights.

         (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

         (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.       DEFINITIONS.

         (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

         (b) "BOARD" means the Board of Directors of the Company.

         (c) "CODE" means the Internal Revenue Code of 1986, as amended.

         (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

         (e) "COMPANY" means First Consulting Group, Inc., a Delaware corporation.

         (f) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(2) of the Plan.

         (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

         (h) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means that the Participant's service to the Company or an Affiliate of the Company, whether in the capacity of an Employee, a Director or a Consultant, is not interrupted or terminated. The Participant's Continuous Status as an Employee, Director or Consultant shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such service to the Company or an Affiliate or the Company or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service. The Board or its designee, in that party's sole discretion, may determine whether Continuous Status as an Employee,

Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or its designee, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

         (i) "COVERED EMPLOYEE" means the Chief Executive Officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

         (j) "DIRECTOR" means a member of the Board.

         (k) "DISABILITY" means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

         (l) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (n) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows (and in each case prior to the Listing Date, in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations):

                  (1) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                  (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

         (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (p) "INDEPENDENT STOCK APPRECIATION RIGHT" or "INDEPENDENT RIGHT" means a right granted pursuant to subsection 8(b)(3) of the Plan.

         (q) "LISTING DATE" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

         (r) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (s) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (t) "OFFICER" means (i) prior to the Listing Date, any person designated by the Company as an officer and (ii) from and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (u) "OPTION" means a stock option granted pursuant to the Plan.

         (v) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

         (w) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

         (x) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (y) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan.

         (z) "PLAN" means this First Consulting Group, Inc. 1997 Equity Incentive Plan.

         (aa) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         (bb) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (cc) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

         (dd) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

         (ee) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

         (ff) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted pursuant to subsection 8(b)(1) of the Plan.

3.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock

Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

                  (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (3) To amend the Plan or a Stock Award as provided in Section 14.

                  (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

         (c) The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Code Section 162(m), or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Three Million Five Hundred Thousand (3,500,000) shares of Common Stock. Notwithstanding the foregoing and subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Incentive Stock Options shall not exceed in the aggregate Three Million Five Hundred Thousand (3,500,000) shares of Common Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       ELIGIBILITY.

         (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted to Employees, Directors and Consultants. Notwithstanding the foregoing, Stock Appreciation Rights may be granted only after the Listing Date.

         (b) Prior to the Listing Date, no person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market

Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant. After the Listing Date this provision shall apply only to Incentive Stock Options.

         (c) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, after the Listing Date no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than Eight Hundred Thousand (800,000) shares of the Company's common stock in any calendar year.

6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

         (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted, and the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or (ii) at the discretion of the Board at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment (however, in the event the Company reincorporates in Delaware, then payment of the common stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment), or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         (d) TRANSFERABILITY. Prior to the Listing Date, an Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. After the Listing Date, a Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16 of the Exchange Act and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

         (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. Prior to the Listing Date and to the extent required by applicable law, the vesting provisions of individual Options may vary, but Options granted to persons other officers, directors or consultants (within the meaning of Section 260.140.41 of Title 10 of the California Code of Regulations) in each case will provide for vesting of at least twenty percent (20%) per year of the total number of shares subject to the Option, although vesting may be subject to reasonable conditions such as continued employment. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

         (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement, which, prior to the Listing Date, shall not be less than thirty (30) days unless such termination is for cause), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         An Optionee's Option Agreement may also provide that, if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as described in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements (if such provisions would result in an extension of the time during which the Option may be exercised beyond the period described in the first paragraph of this subsection 6(f)).

         (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which, prior to the Listing Date, in no event shall be less than six (6) months), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which, prior to the Listing Date, in no event shall be less than six (6) months), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate; provided, however, that, prior to the Listing Date and to the extent required by applicable law, (i) the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Option was granted, and (ii) such right shall be exercisable only within (A) the ninety (90) day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the Optionee, and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares. Notwithstanding the foregoing, shares received on exercise of an Option by an officer, director or consultant (within the meaning of Section 260.140.41 of Title 10 of the California Code of Regulations) may be subject to additional or greater restrictions. Any shares repurchased pursuant to the Company's repurchase right described in this subsection 6(i) shall be returned to and again become available for issuance under the Plan.

         (j) RIGHT OF REPURCHASE. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares exercised pursuant to the Option; provided, however, that, prior to the Listing Date and to the extent required by applicable law, (i) such repurchase right shall be exercisable only within (A) the ninety (90) day period following the termination of employment or the relationship as a Director or Consultant (or in the case of a post-termination exercise of the Option, the ninety (90) period following such exercise), or (B) such longer period as may be agreed to by the Company and the Optionee, (ii) such repurchase right shall be exercisable for less than all of the vested shares only with the Optionee's consent and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares at a repurchase price equal to the greater of the exercise price or the stock's Fair Market Value at the time of such termination. Notwithstanding the foregoing, shares received on exercise of an Option by an officer, director or consultant (within the meaning of Section 260.140.41 of Title 10 of the California Code of Regulations) may be subject to additional or greater restrictions specified in the Option Agreement.

         (k) RIGHT OF FIRST REFUSAL. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionee of the intent to transfer all or any part of the shares exercised pursuant to the Option. Such right of first refusal shall be exercised by the Company no more than thirty (30) days following receipt of notice of the Optionee's intent to transfer shares and must be exercised as to all the shares the Optionee intends to transfer unless the Optionee consents to exercise for less than all the shares offered. The purchase of the shares following exercise shall be completed within thirty (30) days of the Company's receipt of notice of the Optionee's intent to transfer shares, or such longer period of time as has been offered by the person to whom the Optionee intends to transfer the shares, or as may be agreed to by the Company and the Optionee. Except as expressly provided in this subsection 6(k), such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company.

         (l) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% shareholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

         Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(e) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.       TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

         Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

         (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board may determine that an eligible person may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

         (b) TRANSFERABILITY. Rights under a stock bonus or restricted stock purchase agreement shall be transferable by the grantee only upon such terms and conditions as are set forth in the applicable Stock Award Agreement, as the Board or the Committee shall determine in its discretion, so long as stock awarded under such Stock Award Agreement remains subject to the terms of the agreement.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Notwithstanding the foregoing, the Board to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

         (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. Prior to the Listing Date and to the extent required by applicable law, the applicable agreement shall provide (i) that the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Stock Award was granted (except that a Stock Award granted to an officer, director or consultant (within the meaning of Section 260.140.41 of Title 10 of the California Code of Regulations) may become fully vested, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or of any of its Affiliates), and (ii) such right shall be exercisable only (A) within the ninety
(90) day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the Participant, and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares.

         (e) TERMINATION OF CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.       STOCK APPRECIATION RIGHTS.

         (a) After the Listing Date, the Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Right.

         (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

                  (1) TANDEM STOCK APPRECIATION RIGHTS. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the Participant to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

                  (2) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

                  (3) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the Participant is vested under such Independent Right, and with respect to which the Participant is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9.       CANCELLATION AND RE-GRANT OF OPTIONS.

         (a) The Board shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or
(ii) with the consent of any adversely affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value for a Nonstatutory Stock Option, one hundred percent (100%) of the Fair Market Value for an Incentive Stock Option or, in the case of an Option held by a 10% shareholder (as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value per share of stock on the new grant date. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which Section 424(a) of the Code applies.

         (b) Shares subject to an Option canceled under this Section 9 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 9(b) shall be applicable only to the extent required by Section 162(m) of the Code.

10.      COVENANTS OF THE COMPANY.

         (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

11.      USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

12.      MISCELLANEOUS.

         (a) Subject to any applicable provisions of the California Corporate Securities Law of 1968 and related regulations relied upon as a condition of issuing securities pursuant to the Plan, the Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

         (b) Neither an Employee, Director or a Consultant nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

         (c) To the extent required by applicable law, throughout the term of any Stock Award, the Company shall deliver to the Participant, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the term of such Stock Award, a balance sheet and an income statement. This subsection 12(c) shall not apply (i) after the Listing Date, or
(ii) when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

         (d) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue in the employ of the Company or any Affiliate or to continue serving as a Consultant or a Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate or service as a Director pursuant to the Company's Bylaws and the provisions of the corporate law of the state in which the Company is incorporated.

         (e) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

         (f) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award,
(1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

         (g) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to such person by the Company) or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

13.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

         (b) A "Change in Control" shall mean: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the individuals who, as of the date of the adoption of this Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least 50% of the Board, provided, however, that if the election, or nomination for election, by the Company's shareholders of any new director was approved by a vote of at least 50% of the Incumbent Board, such new director shall, for purposes of this subsection 13(b), be considered as a member of the Incumbent Board.

                  In the event of a Change in Control other than a 50% change in the Incumbent Board (as described above), then: (i) any surviving or acquiring corporation shall assume Stock Awards outstanding under the Plan or shall substitute similar Stock Awards (including an option to acquire the same consideration paid to shareholders in the transaction described in this subsection 13(b)) for those outstanding under the Plan, (ii) in the event the any surviving or acquiring corporation does assume such Stock Awards or substitute similar Stock Awards for those outstanding under the Plan, then upon the Participant's Voluntary Termination with Good Reason (as described in subsection 13(c)) or the Participant's Involuntary Termination without Cause (as described in subsection 13(d)) the vesting of such Stock Awards and the time during which such Stock Awards may be exercised shall be accelerated upon the occurrence of such event, or (iii) in the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar Stock Awards for those outstanding under the Plan, (A) with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants and subject to any applicable provisions of the California Corporate Securities Law of 1968 and related regulations relied upon as a condition of issuing securities pursuant to the Plan, the vesting of such Stock Awards and the time during which such Stock Awards may be exercised shall be accelerated prior to such event and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised prior to such event.

             In the event of a Change in Control due to a 50% change in the Incumbent Board (as described above), then with respect to Stock Awards held by persons then performing services as Directors, Employees or Consultants, the vesting of such Stock Awards and the time during which such Stock Awards may be exercised shall be accelerated immediately after such event.

         (c) The term "Voluntary Termination with Good Reason" means (i) the Participant's resignation, with good reason, as an Employee, Director or Consultant of the Company within one month prior to the Change in Control or
(ii) the Participant's resignation, with good reason, as an Employee, Director or Consultant of the surviving or acquiring corporation which assumed the Participant's Stock Award or substituted a similar Stock Award for the Participant's Stock Award within 13 months after a Change in Control. "Good reason" means any of the following:

                  (1) reduction of the Participant's rate of compensation as in effect immediately prior to the Change in Control;

                  (2) failure to provide a package of welfare benefit plans which, taken as a whole, provide substantially similar benefits to those in which the Participant was entitled to participate immediately prior to the Change in Control (except that employee contributions may be raised to the extent of any cost increases imposed by third parties);

                  (3) a change in the Participant's responsibilities, authority, title or office resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by the Participant;

                  (4) a request that the Participant relocate to a worksite that is more than 35 miles from the Participant's prior worksite, unless the Participant accept such relocation opportunity;

                  (5) failure or refusal of a successor to the Company to assume the Company's obligations under this option agreement; or

                  (6) material breach by the Company or any successor to the Company of any of the material provisions of the Participant's Stock Award.

         (d) The term "Involuntary Termination without Cause" means (i) the involuntary termination, without cause, of the Participant's Continuous Status as an Employee, Director or Consultant by the Company within one month prior to a Change in Control or (ii) the involuntary termination, without cause, of the Participant's Continuous Status as an Employee, Director or Consultant of the surviving or acquiring corporation which assumed the Participant's Stock Award or substituted a similar Stock Award for the Participant's Stock Award within 13 months after a Change in Control. "Cause" means any of the following:

                  (1) the Participant's theft, dishonesty, or falsification of documents or records;

                  (2) the Participant's improper use or disclosure of the company's confidential or proprietary information;

                  (3) any action by the Participant which has a detrimental effect on the company's reputation or business;

                  (4) The Participant's failure or inability to perform any reasonable assigned duties after written notice from the company of, and a reasonable opportunity to cure, such failure or inability;

                  (5) any material breach by the Participant of any employment or service agreement between the Participant and the company which breach is not cured pursuant to the terms of such agreement; or

                  (6) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant's ability to perform his or her duties with the company.

14.      AMENDMENT OF THE PLAN AND STOCK AWARDS.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

         (b) The Board may in its sole discretion submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

         (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (d) Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

         (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective on the date adopted by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                              FOLD AND DETACH HERE
                              --------------------
                          FIRST CONSULTING GROUP, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 19, 2000

The undersigned hereby appoints Luther J. Nussbaum and Robert R. Holmen and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of First Consulting Group, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of First Consulting Group, Inc. to be held at The Hyatt Regency Hotel, Shoreline Room, 200 So. Pine Avenue, Long Beach, California 90802 on Monday, June 19, 2000 at 10:00 a.m. local time (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                   (Continued and to be signed on other side)

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

/X/ PLEASE MARK YOUR VOTE AS INDICATED

PROPOSAL 1: To elect four directors to hold office until the 2003 Annual Meeting of Stockholders.

FOR all nominees listed below (except         WITHHOLD AUTHORITY
as marked to the contrary below).             to vote for all nominees listed
                                              below.

                 / /                                     / /

NOMINEES:      Donald R. Caldwell             TO WITHHOLD AUTHORITY TO VOTE
               Stanley R. Nelson              FOR ANY NOMINEE WRITE SUCH
               Luther J. Nussbaum             NOMINEE(S)' NAME BELOW:
               Jack O. Vance

PROPOSAL 2: To approve FCG's 2000 Associate Stock Purchase Plan and the issuance of up to 500,000 shares of FCG common stock under such Plan.

                FOR                AGAINST               ABSTAIN
                 / /                / /                    / /

PROPOSAL 3: To approve amendment of FCG's 1997 Equity Incentive Plan to increase the number of shares of FCG common stock reserved for issuance under that Plan by 1,000,000 shares, from 3,500,000 shares to 4,500,000 shares.

                FOR                AGAINST               ABSTAIN
                 / /                / /                    / /

PROPOSAL 4: To ratify the selection of Grant Thornton LLP as independent auditors of FCG for its fiscal year ending December 31, 2000.

                FOR                AGAINST               ABSTAIN
                 / /                / /                    / /

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                                 DATED         , 2000

--------------------------                       ---------------------------
Signature                                        Signature

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.